UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2010

ADVAXIS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-28489	02-0563870
(Commission File Number)	(IRS Employer Identification Number)

Technology Centre of New Jersey
675 Rt. 1, Suite B113
North Brunswick, N.J. 08902
(Address of principal executive offices)

Registrant’s telephone number, including area code: (732) 545-1590

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Advaxis, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 1, 2010. The following matters, all of which were set forth in the Company’s definitive proxy statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 30, 2010, were voted on at the Annual Meeting. The final results of such voting are as indicated below.

1.
Election of the five nominees listed below to serve on the Board of Directors of the Company until the next annual meeting of stockholders or until their respective successors have been elected and qualified:

Nominee	For	Against	Abstain	Broker Non-Votes

Thomas A. Moore	40,244,340	N/A	1,598,476	69,295,653

James Patton, MD	41,213,529	N/A	629,287	69,295,653

Roni A. Appel	39,412,940	N/A	2,429,876	69,295,653

Thomas McKearn, MD, Ph.D.	41,213,529	N/A	629,287	69,295,653

Richard Berman	40,971,529	N/A	871,287	69,295,653

2.	Ratification and approval of the Company’s Amended and Restated 2009 Stock Option Plan.

For	Against	Abstain	Broker Non-Votes

38,655,258	2,873,437	314,121	69,295,653

3.	Ratification of the selection of McGladrey & Pullen, LLP as the Company’s independent registered public accountants for the fiscal year ending October 31, 2010.

For	Against	Abstain	Broker Non-Votes

111,080,544	21,746	36,179	0

On the basis of the above votes, (i) all nominees listed above were elected to serve on the Board of Directors of the Company until the next annual meeting of stockholders or until their respective successors have been elected and qualified; (ii) the proposal to ratify and approve the Company’s Amended and Restated 2009 Stock Option Plan was approved; and (iii) the proposal to ratify the selection of McGladrey & Pullen, LLP as the Company’s independent registered public accountants for the fiscal year ending October 31, 2010 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2010	Advaxis, Inc.

	By:	/s/ Mark J. Rosenblum
Mark J. Rosenblum
Chief Financial Officer and Secretary